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                                                                      Exhibit 99



                                  John S. Ruch  1-412-434-2445 (office)
                                                1-724-452-8834 (home)
                                                ruch@ppg.com



PPG INDUSTRIES TO WRITE OFF
PITTSBURGH CORNING INVESTMENT


     PITTSBURGH, April 17 -- PPG Industries will record an after-tax charge against first-quarter earnings of about $35 million, or 20 cents a share, to write off its investment in Pittsburgh Corning Corp., which has announced filing a petition for reorganization under the federal bankruptcy code.

     "The write-off simply represents a one-time loss on an investment that, for a number of years, has produced insignificant earnings for PPG," said PPG Chairman and Chief Executive Raymond W. LeBoeuf. "The potential loss to PPG related to our Pittsburgh Corning investment was noted in our 1999 financial reports. This one-time charge involves no cash payment and has no effect on PPG sales."

     Pittsburgh Corning is a producer of glass block and specialty glass products. PPG and Corning Inc. each hold half of the company's shares.



Internet:  www.ppg.com